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                                                                 EXHIBIT 99(A)

                                     EXHIBIT A

                           AGREEMENT REGARDING JOINT FILING


     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by Amendment 1 to Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  June 8, 1999

               BIOTECHNOLOGY VALUE FUND, L.P.

               By:  BVF Partners L.P., its general partner

                    By:  BVF Inc., its general partner


                         By: /s/ Mark N. Lampert
                             -------------------
                             Mark N. Lampert
                             President

               BVF PARTNERS L.P.

               By:  BVF Inc., its general partner


                    By:  /s/ Mark N. Lampert
                         -------------------
                         Mark N. Lampert
                         President

               BVF INC.


               By: /s/ Mark N. Lampert
                   -------------------
                   Mark N. Lampert
                   President